                                                                    EXHIBIT 99.4

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K

                   ANNUAL REPORT PURSUANT TO SECTION 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                    For the fiscal year ended June 30, 1997


     A. Full title of plan and the address of the plan, if different from that of the issuer:

THE STANDARD PRODUCTS COMPANY (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #
           318 COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


     B. Name and issuer of securities held pursuant to the plan and the address of its principal executive office:

                         THE STANDARD PRODUCTS COMPANY
                2401 SOUTH GULLEY ROAD, DEARBORN, MICHIGAN 48124

                              REQUIRED INFORMATION

     Financial Statements:

     Report of Independent Public Accountants

     Statement of Net Assets Available for Plan Benefits
     --As of June 30, 1997
     --As of June 30, 1996

     Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended June 30, 1997

     Notes to Financial Statements

     I   - Schedule of Assets Held for Investment Purposes as of June 30, 1997

     II  - Schedule of Reportable Transactions for the Year Ended June 30, 1997

          The information required by Schedules II and III is provided in the above financial statements or notes thereto.

     Schedule of Reportable Transactions

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of The Standard Products Company (Campbell Plastics Division) IUE-AFL-CIO, Local # 318 Collectively Bargained Savings and Retirement Plan Committee, as administrator of The Standard Products Company (Campbell Plastics Division) IUE-AFL-CIO, Local # 318 Collectively Bargained Savings and Retirement Plan have duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                                        (The Standard Products Company
                                        (Campbell Plastics Division)
                                        IUE-AFL-CIO, Local # 318 Collectively
                                        Bargained Savings and Retirement Plan




Date:  December 22, 1997                By:   /s/ Bernard J. Theisen
                                           ----------------------------
                                              Committee Member

                         THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN



                         INDEX TO FINANCIAL STATEMENTS





Financial Statements-

     Statement of Net Assets Available for Plan Benefits as of June 30, 1997
          (unaudited)

     Statement of Net Assets Available for Plan Benefits as of June 30, 1996
          (unaudited)

     Statement of Changes in Net Assets Available for Plan Benefits for the
          Year Ended June 30, 1997 (unaudited)


Notes to Financial Statements


Schedule I - Item 27a - Schedule of Assets Held for Investment
     Purposes as of June 30, 1997 (unaudited)

Schedule II - Item 27d - Schedule of Reportable Transactions for the Year Ended June 30, 1997 (unaudited)

                         THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS


                              AS OF JUNE 30, 1997
                                  (UNAUDITED)





                                                                      Participant Directed
                                                   -----------------------------------------------------------
                                                    Common              Short               Investment
                                                    Stock     Equity    Term     Balanced    Contract
                                                     Fund      Fund     Fund       Fund        Fund      Total
                                                     ----      ----     ----       ----        ----      -----
INVESTMENTS, at fair value (Note 2):
  The Standard Products Company Common Share Fund   $ 1,750  $      -   $    -   $     -      $    -   $ 1,750
  Vanguard Windsor II                                     -    44,457        -         -           -    44,457
  Vanguard Money Market Reserves-Prime Portfolio          -         -    6,047         -           -     6,047
  Vanguard STAR Fund                                      -         -        -    17,282           -    17,282
  Vanguard Retirement Savings Trust                       -         -        -         -       4,525     4,525
                                                    -------   -------   ------   -------      ------   -------
        Total investments                             1,750    44,457    6,047    17,282       4,525    74,061
                                                    -------   -------   ------   -------      ------   -------
RECEIVABLES
Interest and dividends                                    5         -        -         -           -         5
                                                    -------   -------   ------   -------      ------   -------
        Total receivables                                 5         0        0         0           0         5
                                                    -------   -------   ------   -------      ------   -------
NET ASSETS AVAILABLE FOR PLAN BENEFITS              $ 1,755   $44,457   $6,047   $17,282      $4,525   $74,066
                                                    =======   =======   ======   =======      ======   =======

    The accompanying notes are an integral part of the financial statements.

                         THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS


                              AS OF JUNE 30, 1996
                                  (UNAUDITED)





                                                                      Participant Directed
                                                   -----------------------------------------------------------
                                                     Common             Short              Investment
                                                     Stock    Equity    Term    Balanced    Contract
                                                     Fund      Fund     Fund      Fund        Fund     Total
                                                     ----      ----     ----      ----        ----     -----
INVESTMENTS, at fair value (Note 2):
  The Standard Products Company Common Share Fund    $  998   $     -   $    -    $    -    $    -   $   998
  Vanguard Windsor II                                     -    13,252        -         -         -    13,252
  Vanguard Money Market Reserves-Prime Portfolio          -         -    2,064         -         -     2,064
  Vanguard STAR Fund                                      -         -        -     7,778         -     7,778
  Vanguard Investment Contract Trust                      -         -        -         -     3,368     3,368
                                                     ------   -------   ------    ------    ------   -------
          Total investments                             998    13,252    2,064     7,778     3,368    27,460
                                                     ------   -------   ------    ------    ------   -------
RECEIVABLES
  Employees' contributions                              116     2,144      485     1,343       559     4,647
                                                     ------   -------   ------    ------    ------   -------
          Total receivables                             116     2,144      485     1,343       559     4,647
                                                     ------   -------   ------    ------    ------   -------
NET ASSETS AVAILABLE FOR PLAN BENEFITS               $1,114   $15,396   $2,549    $9,121    $3,927   $32,107
                                                     ======   =======   ======    ======    ======   =======

    The accompanying notes are an integral part of the financial statements.

                         THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        FOR THE YEAR ENDED JUNE 30, 1997
                                  (UNAUDITED)





                                                                         Participant Directed
                                              --------------------------------------------------------------------------
                                                 Common                     Short                  Investment
                                                 Stock        Equity        Term       Balanced     Contract
                                                  Fund         Fund         Fund         Fund         Fund       Total
                                                  ----         ----         ----         ----         ----       -----
ADDITIONS:
  Employees' contributions                       $  471      $17,122       $3,271       $8,826       $2,964      $32,654
  Net unrealized appreciation
    in fair value of investments                    128        6,393            -        1,296            -        7,817
  Realized gains                                      -            -            -          263            -          263
  Interest and dividends                             42        2,169          227        1,153          324        3,915
                                                 ------      -------       ------      -------       ------      -------
          Total additions                           641       25,684        3,498       11,538        3,288       44,649
                                                 ------      -------       ------      -------       ------      -------
DEDUCTIONS:
  Benefit payments                                    -            -            -            -        2,690        2,690
                                                 ------      -------       ------      -------       ------      -------
          Total deductions                            0            0            0            0            0            0
                                                 ------      -------       ------      -------       ------      -------
INTERFUND TRANSFERS                                   -        3,377            -      (3,377)            -            0
INCREASE/(DECREASE) FOR YEAR                        641       29,061        3,498        8,161          598       41,959
NET ASSETS AT BEGINNING OF YEAR                   1,114       15,396        2,549        9,121        3,927       32,107
                                                 ------      -------       ------      -------       ------      -------
NET ASSETS AT END OF YEAR                        $1,755      $44,457       $6,047      $17,282       $4,525      $74,066
                                                 ======      =======       ======      =======       ======      =======


    The accompanying notes are an integral part of the financial statements.

                         THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                         NOTES TO FINANCIAL STATEMENTS



(1)  SUMMARY OF PLAN

      General

        The Standard Products Company (Campbell Plastics Division) IUE-AFL-CIO Local #318 Collectively Bargained Savings and Retirement Plan (the
        Plan) is a defined contribution plan covering all employees who have one year of service and are covered by the collective bargaining agreement between IUE-AFL-CIO Local #318 (the Union) and The Standard Products Company (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974.

      Administration

        The Plan is administered by The Standard Products Collectively Bargained Savings and Retirement Plan Committee. The Plan has a trust agreement with the Vanguard Fiduciary Trust Company (the Trustee) to act as trustee and recordkeeper of the Plan's assets.

      Contributions

        Each year, participants may contribute up to 10 percent of their pretax compensation. There is no employer matching provision in the Plan.

      Participant Accounts

        Each participant's account is credited with the participant's contributions and the earnings of their investment funds.

      Vesting

        The participants are immediately vested in their contributions plus actual earnings thereon.

      Investment Options

        Upon enrollment in the Plan, a participant may direct employee contributions in 10 percent increments to any of six investment options.

          Company Common Stock Fund - This fund invests in common stock of The Standard Products Company.

          Equity Fund - This fund invests in the Vanguard Windsor II Fund which consists of investments in a diversified group of out-of-favor stocks of large-capitalization companies.

          Index Fund - This fund invests in the Vanguard Index Trust-500 Portfolio which consists of investments in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index.

                         THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)





          Short Term Investment Fund - This fund invests in the Vanguard Money Market Reserves-Prime Portfolio which consists of investments in short-term, high-quality money market instruments.


          Balanced Fund - This fund invests in the Vanguard STAR Fund which consists of investments in nine Vanguard funds: six stock funds, two bond funds, and one money market fund.

          Investment Contract Fund - This fund invests in the Vanguard Retirement Savings Trust which consists of investment contracts backed by financial institutions or by high-quality bonds and bond mutual funds owned by the Trust. Prior to April 30, 1997, this fund was known as the Vanguard Investment Contract Trust.

      Payment of Benefits

        In the event of retirement, death, termination, permanent disability or other separation from service, participants shall be entitled to receive an amount equal to the value of the vested interest in their accounts. Payment of benefits may be taken in a lump sum cash distribution or in various annuity options.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Accounting

        The accompanying financial statements are prepared on the accrual basis of accounting.

      Investments

        The accompanying statements of net assets available for plan benefits reflect the Plan's investments at their fair market values as of June 30, 1997 and 1996. Net change in realized and unrealized appreciation and depreciation of investments is reflected as an adjustment of the Plan's equity balance in the accompanying statement of changes in net assets available for plan benefits. A summary of the Plan's investments at June 30, 1997, is presented in Schedule I.

        Purchases and sales of securities are recorded on a trade-date basis. Interest income is recognized when earned. Dividends are recorded on the ex-dividend date.

      Administrative Expenses

        The Company pays the administrative expenses of the Plan, including any expenses and fees of the Trustee.

                         THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)



      Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  FEDERAL INCOME TAXES

      The Internal Revenue Service (IRS) has determined and informed the Company by a letter dated February 7, 1997, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

(4)  RELATED-PARTY TRANSACTIONS

      Certain Plan investments are shares of mutual funds managed by the trustee. There have been no known prohibited transactions with a party-in-interest.

(5) PLAN TERMINATION

      Effective February 15, 1997 the Company entered into a termination agreement with the Union to cease operations at the Campbell Plastics division. Management expects the plant to be closed by December 31, 1997. Following the plant closing, the Company intends to terminate the Plan, and upon receipt of the IRS' determination that the Plan remains qualified upon termination, the Company will distribute all remaining account balances to those participants who have not previously received distribution of their account balances.

                                                                      SCHEDULE I




                         THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                         EIN:  34-0549970 - PLAN:  016

           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                              AS OF JUNE 30, 1997
                                  (UNAUDITED)






Shares/
Par Value                    Description                         Cost        Market
---------                    -----------                         ----        ------
      129  *The Standard Products Company Common Share Fund     $ 1,477     $ 1,750
    1,613  *Vanguard Windsor II                                  37,348      44,457
    6,047  *Vanguard Money Market Reserves-Prime Portfolio        6,047       6,047
      997  *Vanguard STAR Fund                                   15,882      17,282
    4,525  *Vanguard Retirement Savings Trust                     4,525       4,525
                                                                -------     -------
           Total                                                $65,279     $74,061
                                                                =======     =======

                        *Represents a party-in-interest

         The accompanying notes are an integral part of this schedule.

                                  SCHEDULE II




                         THE STANDARD PRODUCTS COMPANY

              (CAMPBELL PLASTICS DIVISION) IUE-AFL-CIO, LOCAL #318

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                         EIN:  34-0549970 - PLAN:  016

                 Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                        FOR THE YEAR ENDED JUNE 30, 1997
                                  (UNAUDITED)




During the year ended June 30, 1997, the Plan had the following "reportable transactions", as defined, involving an amount in excess of 5% of the net assets available for plan benefits at the beginning of the year, July 1, 1996:





                                                  Purchases
                          ----------------------------------------------------------
                                                                          Current
                                                                         Value on
                            Number of       Shares/      Historical     Transaction
Description               Transactions     Par Value        Cost           Date
-----------               -------------  -------------  -------------  -------------
*Vanguard Windsor II           13            1,024          $24,813       $24,813
*Vanguard Money Market
Reserves-Prime Portfolio       22            3,982            3,982         3,982
*Vanguard STAR Fund            12              699           11,323        11,323
*Vanguard Retirement
Savings Trust                  23            3,847            3,847         3,847





                                                                  Sales
                            ----------------------------------------------------------------------------------
                                                                                      Current
                                                                                      Value on
                             Number of      Shares/                    Historical   Transaction
Description                 Transactions   Par Value      Proceeds        Cost          Date          Gain
-----------                 ------------  ------------  ------------  ------------  ------------  ------------
*Vanguard Windsor II              0             0            $0            $0            $0            $0
*Vanguard Money Market
Reserves-Prime Portfolio          0             0             0             0             0             0
*Vanguard STAR Fund               1           197         3,377         3,068         3,377           309
*Vanguard Retirement
Savings Trust                     1         2,690         2,690         2,690         2,690             0




                        *Represents a party-in-interest

         The accompanying notes are an integral part of this schedule.